Exhibit 99.1

ICI Announces SmartIR Now Available on AWS Marketplace

AI-Powered Condition-Based Monitoring Platform Helps Reliability and Operations Leaders
Automate and Optimize Predictive Maintenance and Maximize Operational Uptime

December 1, 2023 – Infrared Cameras, Incorporated (ICI) announced today that their asset reliability and operational efficiency optimization platform, SmartIR, is now available in AWS Marketplace., that runs on Amazon Web Services (AWS). AWS Marketplace is a digital catalog that makes it easy for customers to find, test, buy and deploy software listings from independent vendors. AWS Marketplace will help ICI customers simplify their SmartIR procurement process through consolidated billing, custom pricing and terms, and various other benefits.

ICI’s SmartIR platform enables the automation of asset reliability and operational efficiency initiatives through AI-powered continuous monitoring capabilities. Leveraging data inputs from thermal and acoustic imaging, and from vibration sensing, SmartIR continuously monitors the performance and condition of critical mechanical and electrical assets, and manufactured outputs, across a variety of industrial, environmental, and commercial settings.

The SmartIR platform informs predictive maintenance and reliability for a customer’s most critical assets, monitors manufactured outputs for quality issues, and provides early-stage fire detection and safety alerts throughout the facility.

“We at ICI are extremely excited about the continued development of our relationship with AWS,” said Gary Strahan, CEO of ICI. “Our company’s goal is to elevate our customers’ predictive maintenance and reliability strategies, quality assurance processes, and employee health and safety protocols. Having our SmartIR Platform in AWS Marketplace allows ICI to reach more of AWS’s customers and offer a frictionless experience for procuring and deploying our condition-based monitoring capabilities.”

For more information, please visit www.infraredcameras.com/smartir-platform.

About Infrared Cameras

ICI’s SmartIR is an AWS-powered software platform that leverages ICI-built thermal imaging, acoustic imaging, and vibration sensing devices for condition-based monitoring of critical mechanical and electrical assets and manufactured outputs. ICI’s solutions are deployed by organizations to protect critical assets across a wide range of industries including distribution & logistics, manufacturing, utilities, and oil & gas. ICI’s sensing solutions are built around high-resolution thermal imaging along with visible, acoustic, vibration and laser spectroscopy imagers and sensors. This full-stack solution measures heat, sound, and gas in the surrounding environment, helping companies gain insight to efficiently manage their most important assets and infrastructure. ICI designs and manufactures digital thermal sensing solution platforms with edge and cloud-based software.

For more information, please visit https://infraredcameras.com/.

About Infrared Cameras’ Proposed Business Combination With SportsMap Tech Acquisition Corp.

On December 5, 2022, Infrared Cameras Holdings, Inc., ICI’s parent company, entered into a business combination agreement with SportsMap Tech Acquisition Corp. (NASDAQ: SMAP) relating to a proposed business combination between the parties that would result in Infrared Cameras Holdings becoming a public company. SMAP has filed a definitive proxy statement relating to the proposed business combination and the special meeting of its stockholders, scheduled for December 8, 2023, to vote to approve the proposed business combination and related matters. The parties have applied to have the combined company’s common stock listed on NASDAQ under the ticker symbol “MSAI”.

SMAP and ICI urge all interested persons to read the definitive proxy statement, which contains important information about SMAP, ICI and the proposed transaction. The definitive proxy statement can be obtained without charge at www.sec.gov.

Forward-Looking Statements

This press release contains forward-looking statements, which are not historical facts, including statements concerning the benefit of ICI’s SmartIR platform to customers and potential customers and SMAP’s or ICI’s beliefs about the proposed business combination transaction and ability of the combined company to qualify to list on NASDAQ. These statements may be preceded by, followed by or include the words “believes,” “predicts,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “would,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “intends,” “future,” “potential,” “opportunity,” or other similar expressions, the negatives of these terms or variations of them, although not all forward-looking statements will include such identifying words. Forward-looking statements are predictions, projections and other statements about the future events that are based on SMAP’s or ICI’s current expectations and assumptions and, as a result, are inherently subject to risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. Certain of these risks are identified and discussed in SMAP’s definitive proxy statement relating to the proposed business combination transaction and other filings SMAP or the combined company may make with the Securities and Exchange Commission. These risk factors will be important to consider in determining future results and should be reviewed in their entirety. Neither SMAP nor ICI is under any obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Media Contact:

Multi-Sensor AI

Andrew Klobucar

Director of Marketing

Andrew.klobucar@infraredcameras.com

Investor Contact:

Alpha IR Group

Mike Cummings or Griffin Morris

MSAI@alpha-ir.com